EXHIBIT 6

EXECUTION COPY

EXPORT DEVELOPMENT CANADA

UNDERWRITING AGREEMENT

May 25, 2004

To the Representatives named
in Schedule I hereto of the
Underwriters named in
Schedule II hereto

Dear Sirs:

     Export Development Canada (“EDC”) proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its securities identified in Schedule II hereto (the “Securities”), to be issued pursuant to a Fiscal Agency Agreement (the “Fiscal Agency Agreement”) to be dated as provided in Schedule I hereto between EDC and the banking institution named therein, as Fiscal Agent (the “Fiscal Agent”). The Securities to be sold in the United States, as certified by the Underwriters in a report relating to distribution of primary allotment substantially in the form of Schedule III hereto, are referred to herein as the “Registered Securities” and all other Securities are referred to herein as the “Offshore Securities”. The Securities are direct unconditional obligations of EDC and as such carry the full faith and credit of Canada and constitute direct unconditional obligations of and by Canada (“Canada”) and the payment of the principal of and interest on the Securities is a charge on and payable out of the Consolidated Revenue Fund of Canada. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives”, as used herein shall each be deemed to refer to such firm or firms.

     1 . Representations and Warranties. EDC represents and warrants to, and agrees with, the Underwriters that:

     (a) EDC has filed with the Securities and Exchange Commission (the “Commission”) one or more registration statements, which have become effective, for the registration of the Registered Securities under the Securities Act of 1933, as amended (the “Act”). Such registration statements, as amended at the date of this Agreement, meet the requirements set forth in Release No. 33-6424 under the Act and comply in all other material respects with said Release. The form of prospectus included in the registration statement indicated in Schedule I is the most recent form of prospectus relating to the Securities and the plan of distribution thereof filed by EDC with the Commission. EDC proposes to file with the Commission pursuant to Rule 424(b) under the Act a supplement to such form of prospectus and has previously advised you of all further information (financial and other) with respect to EDC and Canada to be set forth therein. Such registration statements, including the exhibits thereto, as amended at the date of this Agreement, hereinafter are called the “Registration Statement”; such prospectus is hereinafter called the “Basic Prospectus”; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called the “Final Prospectus”. Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the “Preliminary Final Prospectus”. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Final Prospectus” and “Preliminary Final Prospectus” shall include in each case the documents, if any, incorporated by reference therein. The terms “supplement” and “amendment” or “amend” as used herein shall include all documents deemed to be incorporated by reference in the Final Prospectus that are filed subsequent to the date of the Basic Prospectus by EDC with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), (i) the Registration Statement, as amended as of any such time, will fully comply in all material respects with the provisions of the Act and the Rules under the Act and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (ii) the Final Prospectus, as amended or supplemented as of any such time, will fully comply with the provisions of the Act and the Rules under the Act and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that EDC makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to EDC by or on behalf of the Underwriters specifically for use in connection with the preparation thereof.

     (c) No authorizations, approvals, waivers or consents of any agency or official of Canada or the Province of Ontario thereof are required to permit the execution and delivery of the Fiscal Agency Agreement and this Agreement, the issuance of the Securities and the performance by EDC of its obligations thereunder and hereunder, except for the approval of the Minister of Finance required by the Financial Administration Act of Canada (the “FA Act”) which has been obtained.

     (d) The Securities, when duly executed and duly authenticated pursuant to the Fiscal Agency Agreement and upon delivery thereof and payment therefor in accordance with the provisions of this Agreement, will constitute legal, valid and binding direct unconditional obligations of EDC in accordance with their terms and as such will carry the full faith and credit of Canada and will constitute direct unconditional obligations of and by Canada and the payment of the principal of and interest on the Securities will be a charge on and will be payable out of the Consolidated Revenue Fund of Canada (as defined in the FA Act).

     (e) In issuing the Securities, EDC is not exceeding its borrowing limitations specified in the Export Development Act of Canada or in any resolutions relating to the issue of the Securities.

     (f) Neither the execution and delivery of, nor compliance with, this Agreement or the Securities will conflict with, or constitute a breach of, or a default under, any agreement or other instrument to which EDC is a party or by which it is bound or any law or regulation applicable to it.

     (g) None of EDC, Canada or any person acting on its or their behalf (other than the Underwriters, as to whom no representation or warranty is made) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Offshore Securities.

     (h) No litigation or proceedings of any kind are pending or threatened, attacking or in any manner questioning the proceedings and authority under which the Securities are to be issued or affecting the validity thereof, and no authority or proceedings for the issuance of the Securities have been repealed, revoked or rescinded in whole or in part.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, EDC agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from EDC, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto. EDC agrees to pay to the Underwriters the amount set forth in Schedule I hereto as selling, management and underwriting commissions, (the “Underwriting Commissions”) and further agrees that the aggregate amount of the Underwriting Commissions may be set-off against the aggregate issue price of the Securities.

     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Underwriters and EDC (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The Securities will be issued in the form of a registered global security (the “Global Security”), which shall be registered in the name of CDS & Co., as nominee of The Canadian Depository for Securities Limited. The Global Security shall be substantially in the form annexed to the Fiscal Agency Agreement. Delivery of the Global Security shall be made to the Representatives or to their order for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the issue price thereof to EDC in immediately available (same day) funds by transfer to a Canadian dollar account specified by EDC. The Underwriters through the Representatives shall be entitled to set-off against the payment of the purchase price the Underwriting Commissions and reimbursement for expenses referred to in Section 8(a) hereof. The Global Security shall be made available for inspection and checking by the Underwriters in New York, New York, not later than 3:00 P.M. local time on the business day prior to the Closing Date. For purposes of this paragraph, “business day” shall mean a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

     4. Listing. EDC agrees with the Underwriters to cooperate in the filing of an application to list the Securities on the Luxembourg Stock Exchange (the “Stock Exchange”) prior to the Closing Date. EDC further agrees to furnish to the Stock Exchange all documents, instruments, information and undertakings and to publish all advertisements or other material that may be necessary in order to effect the listing of the Securities and to cause such listing to be continued for so long as any of the Securities remain outstanding; provided, however, that if in the opinion of EDC, the continuation of such listing shall become unduly onerous, then EDC shall use its best efforts to obtain, as promptly as possible, the listing of the Securities on some other securities exchange reasonably acceptable to the Representatives. The provisions of this Section 4 shall apply to any other securities exchange on which the Securities may be listed mutatis mutandis.

     5. Agreements. EDC agrees with the several Underwriters and the several Underwriters agree with EDC, as the case may be, that:

     (a) Prior to the termination of the offering of the Securities, EDC will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless EDC has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, EDC will cause the Final Prospectus to be delivered to the Commission for filing pursuant to Rule 424(b) via the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) and will cause the Final Prospectus to be filed with the Commission pursuant to said Rule. EDC will promptly advise the Representatives (i) when the Final Prospectus shall have been delivered to the Commission for filing pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by EDC of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. EDC will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the rules thereunder, EDC promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section

5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

     (c) There will be made generally available to the security holders of EDC a statement of its income and retained earnings for its fiscal year commencing after the date hereof as soon as practicable after the close of such fiscal year, which shall satisfy the provisions of Section 11 (a) of the Act. Such statement of income and retained earnings of EDC will be deemed to have been “made generally available to its security holders” when filed pursuant to Section 13 or 15(d) of the Exchange Act.

     (d) EDC will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by the Underwriters or a dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Underwriters may reasonably request.

     (e) EDC will arrange for the qualification of the Registered Securities for sale under the laws of such states in the United States as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Registered Securities; provided that EDC shall not be obligated to qualify as a foreign corporation in, or consent to general service of process under the laws of, any state or to meet other requirements deemed by it to be unduly burdensome.

     (f) EDC will pay (i) all expenses in connection with (a) the preparation, issue, execution and delivery of the Securities (including the fees of the Fiscal Agent), (b) the fee incurred in filing the Registration Statement (including all amendments thereto) with the Commission, and (c) any fee payable to rating services in connection with the rating of the Securities, (ii) the cost of copying the documents incorporated by reference in the Final Prospectus in such quantities as the Underwriters may reasonably request and the cost of delivering the same to locations designated by the Underwriters and satisfactory to EDC in its reasonable judgment and (iii) all stamp duties or other like taxes and duties or value added taxes payable under the laws of the United Kingdom upon and in connection with the execution, issue and subscription of the Securities or the execution and delivery of this Agreement and the Fiscal Agency

Agreement. Except as provided in Sections 8 and 9 hereof, EDC shall not be required to pay or bear any fees or expenses of the Underwriters.

     (g) Each Underwriter agrees with EDC to deliver (i) an initial allotment distribution report, (ii) secondary market activity reports showing sales volumes by major market (Asia, Canada, Europe and the United States) up to and including the Closing Date and (iii) secondary market activity reports showing sales volumes by such major markets as requested by EDC from time to time. The reports specified in (i) and (ii) above will be due within one week of the Closing Date. The initial allotment distribution report and the secondary market activity reports will be in the forms set forth in Schedule III hereof.

     6. Selling Restrictions. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with EDC that:

     (a) It and each such affiliate has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, as amended, (the “FSMA”) with respect to anything done by it or them in relation to the Securities in, from or otherwise involving the United Kingdom.

     (b) It and each such affiliate has not offered or sold, and it and they will not offer or sell, directly or indirectly, any of the Securities in Japan or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any Japanese Person except pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan, and under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan. As part of the offering of the Securities, the Underwriters may offer the Securities in Japan to a list of 49 offerees in accordance with this Section 6(b).

     (c) The Offshore Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or its possessions or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Act. Accordingly, neither it, nor any of its affiliates or any persons acting on its behalf have engaged or will engage in any directed selling efforts with respect to the Offshore Securities in violation of Regulation S, and all offers and sales of the Offshore Securities by it, any of its affiliates or any persons acting on its or their behalf have occurred or will occur in offshore transactions, as such term is defined in Regulation S.

     (d) In addition to the provisions of Sections 6(a) through (c) above, it and each such affiliate has not offered, sold or delivered and it and they will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Final Prospectus, the Preliminary Final Prospectus, the Basic Prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its or their knowledge and belief, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on EDC except as contained in this Agreement. In addition, each Underwriter agrees with EDC to comply with the restrictions on offers and sales of the Securities set forth in this Section 6.

     (e) Without prejudice to the provisions of Sections 6(a) to (d) and except for the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions as the Representatives may designate pursuant to Section 5(e), EDC shall not have any responsibility for, and each Underwriter severally agrees with EDC that each such Underwriter and its affiliates will obtain, any consent, approval or authorization required by them for the offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such offer, sale or delivery of any of the Securities.

     7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of EDC contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of EDC made in any certificates pursuant to the provisions hereof, to the performance by EDC of its obligations hereunder and to the following additional conditions:

     (a) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of EDC, shall be threatened by the Commission, (ii) there shall be no material adverse change in the condition (financial or otherwise) or results of operations or business or prospects of EDC from that set forth in the Registration Statement and the Final Prospectus other than changes arising in the ordinary course of business that in the reasonable judgment of EDC or the Representatives would not prevent or materially impair the marketing or enforcement of contracts for sale of the Securities and (iii) there shall be no material adverse change in the financial, economic or political condition of Canada from that set forth in the Registration Statement and the Final Prospectus other than changes arising in the ordinary and normal course that in the reasonable judgment of EDC or the Representatives would not prevent or materially impair the marketing or enforcement of contracts for sale of the Securities and you shall have received, on the Closing Date, a certificate dated the Closing Date and signed by an officer of EDC to the effect set forth in (i) and (ii) above.

     (b) You shall have received on the Closing Date a written opinion, dated the Closing Date, of William F. Doyle, Esq., Senior Legal Counsel for EDC, addressed to the Underwriters to the effect that:

     (i) EDC exists as a corporation created by the Parliament of Canada pursuant to the Export Development Act, and is an agent of Canada with full power and authority to conduct its business as described in the Final Prospectus; pursuant to the provisions of the Financial Administration Act, EDC is named as a Crown corporation.

     (ii) The Securities have been duly authorized by all necessary corporate action of EDC and have been duly signed by the duly appointed officers of EDC and upon being duly authenticated pursuant to the Fiscal Agency Agreement, and when delivered against payment therefor in accordance with this Agreement, the Securities will constitute legal, valid and binding direct and unconditional general obligations of EDC and as such of Canada in accordance with their terms, all irrespective of any reconstruction, reorganization, amalgamation, merger, liquidation, dissolution or winding-up of EDC or any transfer, sale or other disposition of all or substantially all of the assets of EDC.

     (iii) The Securities have been duly executed by EDC and when duly authenticated, delivered and paid for in accordance with the provisions of this Agreement will constitute securities issued on behalf of Canada with the authority of Parliament and as such the payment of the principal thereof and interest thereon will be a charge on and will be payable out of the Consolidated Revenue Fund of Canada.

     (iv) No authorizations, approvals, waivers or consents of any agency or official of Canada or of the Province of Ontario thereof are required to permit the execution and delivery of the Fiscal Agency Agreement or this Agreement, the issuance of the Securities and the performance by EDC of its respective obligations thereunder and hereunder, except for the approval of the Minister of Finance as required by the FA Act which has been obtained.

     (v) The Fiscal Agency Agreement has been duly authorized, executed and delivered by EDC, and assuming the due authorization, execution, and delivery by the Fiscal Agent, constitutes a legal, valid and binding agreement of EDC.

     (vi) This Agreement has been duly authorized, executed and delivered by EDC and, assuming due authorization, execution and delivery by each of the other parties hereto, is a legal, valid and binding agreement of EDC, except as rights to indemnity hereunder may be limited under applicable law, and any amounts which may become due in accordance with the terms hereof to any Underwriter or any person who controls any Underwriter within the meaning of the Act will constitute obligations of EDC and of Canada notwithstanding any reconstruction, reorganization, amalgamation, merger, liquidation, dissolution or winding-up of EDC or any transfer, sale or other disposition of all or substantially all of the assets of EDC.

     (vii) Neither the execution and delivery of the Fiscal Agency Agreement, the Securities or this Agreement, nor the consummation of the transactions therein or herein contemplated nor compliance with the terms and provisions thereof or hereof will contravene any existing law, governmental rule, regulation, directive or order of Canada or of the Province of Ontario binding on EDC.

     (viii) The statements in the Final Prospectus under the captions “Description of Bonds”, “Description of the Debt Securities” and “Underwriting”, insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters or documents.

     (ix) The statements in the Final Prospectus under the heading “Tax Matters—Canadian Federal Income Tax Consequences” and “Tax Matters-Canadian Taxation” to the extent that they constitute matters of law or legal conclusion, accurately present the information disclosed therein.

     (x) Although such counsel is not, except as stated above, passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Final Prospectus, as amended or supplemented, based upon participation by such counsel or counsel reporting to him in conferences (including teleconferences) attended by representatives of EDC and the Department of Finance of Canada at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed, no facts have come to such counsel’s attention which lead such counsel to believe that the Registration Statement, or any amendment thereof, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or the Final Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In giving his opinion, William F. Doyle, Esq. Senior Legal Counsel for EDC may rely on the opinion of Milbank, Tweed, Hadley & McCloy LLP as to matters of United States law.

     (c) You shall have received on the Closing Date a written opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy LLP, United States counsel for EDC, addressed to the Underwriters, to the effect, insofar as the laws of the State of New York or the federal laws of the United States of America are concerned, (A) set forth above in paragraphs (b) (viii) and (x), (B) that the Registration Statement and the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (except as to financial statements included therein as to which such counsel need express no opinion) complied as to form in all material respects with the Act and the Rules thereunder, and (C) that the statements in the Final Prospectus under the heading “Tax Matters—Certain U.S. Federal Tax Considerations” and “Tax Matters-United States Taxation” are accurate in all respects, subject to the qualifications therein. In addition, such counsel shall state that in its opinion, assuming the accuracy of the representations and warranties and satisfaction of the agreements contained herein, no registration of the Offshore Securities under the Act is required for the offer, sale or issuance of the Offshore Securities in the manner contemplated in the Final Prospectus and this Agreement, except that such counsel need express no opinion as to when and under what circumstances the Offshore Securities may be reoffered or resold in the United States or to U.S. persons. In giving their opinion Milbank, Tweed, Hadley & McCloy LLP may rely on the opinion of William F. Doyle, Esq. Senior Legal Counsel for EDC, as to matters of Canadian and Ontario law.

     (d) The Underwriters shall have received from Davis Polk & Wardwell, United States counsel for the Underwriters, and Stikeman Elliott LLP, Canadian counsel for the Underwriters, favorable opinions dated the Closing Date, as to the form and validity of the Securities and as to the proceedings and other related matters incident to the issuance and sale of the Securities, and the Underwriters shall have received from Davis Polk & Wardwell a favorable opinion dated the Closing Date with respect to the Registration Statement and the Final Prospectus. In giving their opinion, Davis Polk & Wardwell may rely upon the opinion of Stikeman Elliott LLP as to matters of Canadian and Ontario law and Stikeman Elliott LLP may rely upon the opinion of William F. Doyle, Esq., Senior Legal Counsel for EDC, as to certain matters relating to the due authorization of the Securities.

     (e) The representations and warranties of EDC herein shall be true and correct on the date hereof and on the Closing Date; EDC shall not have failed, on or prior to the Closing Date, to have performed all agreements and satisfied all conditions herein contained which should have been performed or satisfied by it at or prior to such time; and the Underwriters shall have received, at the time of closing, a certificate to the foregoing effect dated the Closing Date and signed by an executive officer of EDC.

     (f) On or prior to the Closing Date, EDC shall have furnished to the Underwriters such further certificates and documents as they or their counsel shall reasonably request.

     If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to EDC in writing or by telephone or telegraph confirmed in writing.

     8. Reimbursement of Underwriters’ Expenses. (a) If the sale of the Securities provided for herein is consummated, EDC agrees to pay to the Representatives on behalf of the Underwriters on the Closing Date an amount of up to Cdn. $50,000 to be applied in reimbursement of the reasonable out-of-pocket expenses of the Underwriters (including fees and disbursements of counsel) attributable to the offering and sale of the Securities. The Representatives shall be entitled to set-off the said sum of Cdn. $50,000 against the aggregate issue price of the Securities.

     (b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied or because of any refusal, inability or failure on the part of EDC to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, EDC will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     9. Indemnification and Contribution. (a) EDC agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees, subject to the provisions of paragraph (c) below, to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them (as such expenses are incurred) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) EDC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to EDC by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which EDC may otherwise have.

     (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless EDC, each of its directors, each of its officers who signs the Registration Statement, and each person who controls EDC within the meaning of the Act, to the same extent as the foregoing indemnity from EDC to each Underwriter, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with reference to written information relating to such Underwriter furnished to EDC by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. EDC acknowledges for the purposes of this section (b) that the statements under the heading “Underwriting” (except for the statements in the paragraph relating to certain expenses of EDC and the paragraph relating to indemnification of certain liabilities and reimbursement of certain expenses by EDC) in the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Final Prospectus, and the Underwriters confirm that such statements are correct.

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this

Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if it be a final judgment for the plaintiff the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from EDC or the Underwriters, as the case may be, on grounds of policy or otherwise, EDC and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which EDC and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the Underwriting Commissions bears to the issue price of the Securities set forth on Schedule I hereto and EDC is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any separate agreement among Underwriters) be responsible for any amount in excess of the Underwriting Commissions applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls EDC within the meaning of the Act, each officer of EDC who shall have signed the Registration Statement and each director of EDC shall have the same rights to contribution as EDC, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

     10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obliged severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bear to the aggregate amount of Securities set opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, and arrangements satisfactory to the remaining Underwriters and EDC for the purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability to any non-defaulting Underwriter or EDC. In the event of a default by any Underwriter as set forth in this Section 10, which shall not cause this Agreement to be terminated, either EDC or the Representatives shall have the right to postpone the Closing Date for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to EDC and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     11. Termination. This Agreement shall be subject to termination in the absolute discretion of EDC or the Representatives, by notice given to EDC or the Representatives, as the case may be, prior to delivery and payment for the Securities, if prior to that time, there shall have occurred such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable judgment of the Representatives or EDC, as the case may be, is material and adverse and such changes, singly or together with any other such change, makes it, in the reasonable judgment of the Representatives or EDC, as the case may be, impracticable to market the Securities on the terms and in the manner contemplated in the Final Prospectus.

     12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of EDC or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or EDC or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

     13. Stabilization and Over-allotment. Any over-allotment or stabilization transaction by the Underwriters in connection with the distribution of the Securities shall be effected by them on their own behalf and not as agents of EDC, and any gain or loss arising therefrom shall be for their own account. The Underwriters acknowledge that EDC has not been authorized to issue Securities in excess of the principal amount set forth in Schedule I hereto. The Underwriters also acknowledge that EDC has not authorized the carrying out by the Underwriters of stabilization transactions other than in conformity with applicable rules, including those made pursuant to the FSMA (if applicable) and Regulation M promulgated by the Commission.

     14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives or the Underwriters, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto; or, if sent to EDC, will be mailed, delivered or telegraphed and confirmed to it at 151 O’Connor Street, Ottawa, Canada, attention of the Vice President and Treasurer.

     15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

     16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     17. Counterparts. This Agreement may be signed in any number of counterparts (including counterparts by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, EXPORT DEVELOPMENT CANADA
By /s/ Marie MacDougall
Name:	Marie MacDougall
Title:	Vice-President and Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

RBC DOMINION SECURITIES INC.
THE TORONTO-DOMINION BANK

By: RBC DOMINION SECURITIES INC.

By:	/s/ Grant Berry
	Name:	Grant Berry
	Title:	Managing Director

Acting severally on behalf of
themselves and the other several
Underwriters named in Schedule II
to the foregoing Agreement.

SCHEDULE I

Title, issue price and description of Securities:

Title:	5.10% Canadian Dollar Bonds due June 2, 2014

Principal amount:	Cdn. $500,000,000

Issue price:	99.992% of the principal amount, plus accrued interest, if any, from June 2, 2004

Underwriting Commissions:	0.325% of the principal amount

Sinking fund provisions:	N/A

Redemption provisions:	None, unless certain events occur involving Canadian taxation

Interest Payment Dates:	June 2 and December 2 of each year, commencing December 2, 2004 (May 17 and November 17 record dates)

The Securities shall have the other terms and provisions set forth in the Prospectus Supplement dated as of May 25, 2004.

Representatives:	RBC Dominion Securities Inc. The Toronto-Dominion Bank

Notices to Representatives or Underwriters:	RBC Dominion Securities Inc. Box 50, Royal Bank Plaza 200 Bay Street Toronto, ON M5J 2W7

Date of Fiscal Agency Agreement:	Fiscal Agency Agreement dated as of June 2, 2004 between EDC and Canadian Imperial Bank of Commerce

Closing Date, Time and Location:	June 2, 2004 at 10:00 A.M., New York City time, at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017

1

Methods of Payment:	Immediately available Canadian dollar funds

Registration Statement containing most recent form of Prospectus:	Registration Statement No. 333-90206

2

SCHEDULE II

		Principal Amount of
Underwriter	Address	Securities to be Purchased
RBC Dominion Securities Inc.	Box 50, Royal Bank Plaza 200 Bay Street Toronto, ON M5J 2W7	Cdn. $150,000,000

The Toronto-Dominion Bank	Ernst & Young Building 7th Floor, Toronto-Dominion Centre Toronto, ON M5K 1A2	150,000,000

CIBC World Markets Inc.	Canada Trust Tower, BCE Place 161 Bay Street, 5th Floor Toronto, ON M5J 1S8	35,000,000

Merrill Lynch Canada Inc.	181 Bay Street, 5th Floor BCE Place Toronto, ON M5J 2V8	35,000,000

National Bank Financial Inc.	130 King Street West Suite 3200 Toronto, ON M5X 1J9	35,000,000

BMO Nesbitt Burns Inc.	1 First Canadian Place, 3rd Floor Podium P.O. Box 150 Toronto, ON M5X 1H3	35,000,000

Scotia Capital Inc.	40 King Street West, Box 4085, Station A Scotia Plaza Toronto, ON M5W 2X6	35,000,000

Casgrain & Company Limited	Suite 1625 500 Rene-Levesque Boulevard West Montreal, QC H2Z 1W7	5,000,000

Canaccord Capital Corporation	1010 Sherbrooke Street West Suite 100 Montreal, QC H3A 2R7	5,000,000

1

		Principal Amount of
Underwriter	Address	Securities to be Purchased
Deutsche Bank AG London	Winchester House 1 Great Winchester Street London EC2N 2DB	5,000,000

HSBC Securities (Canada) Inc.	70 York Street Suite 1680 Toronto, ON M5J 1S9	5,000,000

Laurentian Bank Securities Inc.	1981 McGill College Avenue Suite 1900 Montreal, QC H3A 3K3	5,000,000

	Total	Cdn.$500,000,000

2

SCHEDULE III

EXPORT DEVELOPMENT CANADA
Cdn. $500,000,000 5.10% Canadian Dollar Bonds due June 2, 2014
Initial Allotment Distribution Report

NORTH AMERICA
	ASIA AND AUSTRALIA			LATIN AMERICA			EUROPE, MIDDLE EAST
	(includes Japan Domestic)			(includes Canada Domestic)			AND AFRICA			TOTAL SALES
	No. of	Cdn. $	Order Size	No. of	Cdn. $	Order Size	No. of	Cdn. $	Order Size	No. of	Cdn. $	Order Size
Type of Investor	Sales	Amount	Range	Sales	Amount	Range	Sales	Amount	Range	Sales	Amount	Range
Bank Portfolios

Central Banks

Government Funds
- Central/State
- Local

Individuals

Insurance Companies
- Life
- Casualty

Investment Managers
- Bank/Trust
- Others

Pension Funds
- Government
- Corporate

Broker/Dealers

Corporate

EXPORT DEVELOPMENT CANADA
Cdn. $500,000,000 5.10% Canadian Dollar Bonds due June 2, 2014
Initial Allotment Distribution Report (continued)

CANADA DOMESTIC*
	No. of	Cdn. $	Order
Type of Investor	Sales	Amount	Size Range
Bank Portfolios

Government Funds
- Provincial
- Local

Individuals

Insurance Companies
- Life
- Casualty

Investment Managers
- Bank/Trust
- Others

Pension Funds
- Government
- Corporate

Broker/Dealers

Corporate

JAPAN DOMESTIC*
	No. of	Cdn. $	Order
Type of Investor	Sales	Amount	Size Range
Bank Portfolios

Central Bank

Government Funds
- Central/Prefecture
- Local

Individuals

Insurance Companies
- Life
- Casualty

Investment Managers
- Bank/Trust
- Others

Pension Funds
- Government
- Corporate

Broker/Dealers

Corporate

EXPORT DEVELOPMENT CANADA
Cdn. $500,000,000 5.10% Canadian Dollar Bonds due June 2, 2014
Secondary Market Distribution Report for the period from ___________________________ to ____________________

NORTH AMERICA
	ASIA AND AUSTRALIA			LATIN AMERICA			EUROPE, MIDDLE EAST
	(includes Japan Domestic)			(includes Canada Domestic)			AND AFRICA			TOTAL SALES
	No. of	Cdn. $	Order Size	No. of	Cdn. $	Order Size	No. of	Cdn. $	Order Size	No. of	Cdn. $	Order Size
Type of Investor	Sales	Amount	Range	Sales	Amount	Range	Sales	Amount	Range	Sales	Amount	Range
Bank Portfolios

Central Banks

Government Funds
- Central/State
- Local

Individuals

Insurance Companies
- Life
- Casualty

Investment Managers
- Bank/Trust
- Others

Pension Funds
- Government
- Corporate

Broker/Dealers

Corporate

EXPORT DEVELOPMENT CANADA
Cdn. $500,000,000 5.10% Canadian Dollar Bonds due June 2, 2014
Secondary Market Distribution Report for the period from ___________________________ to ____________________ (continued)

CANADA DOMESTIC
	No. of	Cdn. $	Order
Type of Investor	Sales	Amount	Size Range
Bank Portfolios

Government Funds
- Provincial
- Local

Individuals

Insurance Companies
- Life
- Casualty

Investment Managers
- Bank/Trust
- Others

Pension Funds
- Government
- Corporate

Broker/Dealers

Corporate

JAPAN DOMESTIC
	No. of	Cdn. $	Order
Type of Investor	Sales	Amount	Size Range
Bank Portfolios

Central Bank

Government Funds
- Central/Prefecture
- Local

Individuals

Insurance Companies
- Life
- Casualty

Investment Managers
- Bank/Trust
- Others

Pension Funds
- Government
- Corporate

Broker/Dealers

Corporate